Exhibit 10-1.3

EXCERPT FROM THE

MINUTES OF A REGULAR MEETING OF THE

BOARD OF DIRECTORS OF DUKE ENERGY CORPORATION

HELD ON FEBRUARY 18, 1998

A regular meeting of the Board of Directors of Duke Energy Corporation was held at 10:30 a.m. in the Eighth Floor Executive Conference Room of the Duke Energy Corporation office located at 5400 Westheimer Court, Houston, Texas, on Wednesday, February 18, 1998.

The following members were present:

Paul M. Anderson

G. Alex Bernhardt, Sr.

Robert J. Brown

W. A. Coley

William T. Esrey

Ann M. Gray

Dennis R. Hendrix

George Dean Johnson, Jr.

A. Max Lennon

Leo E. Linbeck, Jr.

James G. Martin

Buck Mickel

Richard B. Priory

Russell M. Robinson, II

being a quorum. Messrs. Harold S. Hook and W. W. Johnson were absent.

Mr. Richard B. Priory, the Chairman and Chief Executive Officer, presided over the meeting, and Mr. W. Edward Poe, Jr., the Secretary, acted as such.

* * * * * * *

Then Mr. Esrey reported on changes the Committee was recommending to the provisions of the Directors’ Charitable Giving Program. These amendments would eliminate age as a requirement for eligibility, close the program to new participants immediately, and allow for lifetime gifts. After discussion, upon motion duly made and seconded, the Board unanimously acted as follows:

RESOLVED, That the Directors’ Charitable Giving Program be, and it hereby is, amended to provide that a Director shall be eligible to participate under the Program upon the completion of ten years of service on the Board of Directors without regard to age; and

FURTHER RESOLVED, That the Directors’ Charitable Giving Program be, and it hereby is, amended to provide that an eligible Director may elect that the Corporation make lifetime gifts to the qualifying organizations designated by the Director in lieu of any legacy upon his or her death; provided, however, that such lifetime donations be limited in an aggregate amount which does not exceed the net present value of the amount which would have been donated by the Corporation upon the death of the Director; and

FURTHER RESOLVED, That in no event shall the Corporation make a lifetime gift under circumstances that would satisfy a legal obligation of the Director; and

FURTHER RESOLVED, That the Directors’ Charitable Giving Program be, and it hereby is, amended to provide that eligibility for Program benefits shall be restricted to those individuals who are members of the Board of Directors as of February 18, 1998, and those individuals who are entitled to Program benefits on account of prior service on the Board.

FURTHER RESOLVED, That the officers of the Corporation be and hereby are authorized to take such further actions as they shall deem necessary to carry out the intent of this resolution.